UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 24, 2006

Date of Report (Date of Earliest Event Reported)

Pixar

(Exact Name of Registrant as Specified in its Charter)

California	0-26976	68-0086179
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Park Avenue

Emeryville, CA 94608

(510) 752-3000

(Addresses, including zip code, and telephone number, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 24, 2006, Pixar, a California corporation (“Pixar”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Walt Disney Company, a Delaware corporation (“Disney”), and Lux Acquisition Corp., a California corporation and a direct wholly-owned subsidiary of Disney (“Merger Sub”), by which Disney has agreed to acquire Pixar (the “Merger”). The Merger Agreement has been approved by the Boards of Directors of both Pixar and Disney.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of Pixar will be converted into the right to receive 2.3 shares of common stock of Disney. In addition, each outstanding option to purchase Pixar common stock will be converted at the Effective Time into an option to purchase Disney common stock and will be assumed by Disney. No fractional shares of Disney’s common stock will be issued as a result of the share exchange. At January 1, 2006, 119,297,468 shares of Pixar common stock and options to purchase 16,709,252 shares of Pixar common stock were outstanding.

The Merger Agreement establishes a set of policies and principles with respect to the management and operation of the Disney and Pixar Feature Animation Businesses after the Merger. These policies will be subject to the authority of the Disney Chief Executive Officer to take such actions as are in the best interests of the shareholders of Disney. The policies are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

Consummation of the Merger is subject to several closing conditions, including the approval of the principal terms of the Merger Agreement and the Merger by the shareholders of Pixar, the receipt of antitrust approvals or the expiration of applicable waiting periods in certain jurisdictions, the absence of certain governmental restraints, and effectiveness of a Form S-4 registration statement to be filed by Disney. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement contains certain termination rights for both Pixar and Disney and provides that in certain specified circumstances, Pixar must pay Disney a termination fee of $210,000,000 (generally in the event the Board of Directors of Pixar changes its recommendation that its stockholders approve the principal terms of the Merger Agreement and the Merger, or elects to pursue a superior acquisition proposal from a third party).

Concurrently with the execution of the Merger Agreement, Disney entered into a voting agreement (the “Voting Agreement”) with Steve Jobs, the Chief Executive Officer of Pixar, pursuant to which Mr. Jobs has agreed to vote a number of his shares of Pixar common stock (representing forty percent (40%) of the shares of Pixar common stock outstanding and entitled to vote on the record date for any vote of shareholders of Pixar on the Merger Agreement and the transactions contemplated thereby) in favor of the approval of the principal terms of the Merger Agreement and the Merger. In addition, pursuant to the Voting Agreement, Mr. Jobs is entitled to vote the balance of his shares of Pixar common stock in any manner he deems appropriate.

A copy of the Merger Agreement and the Voting Agreement are attached hereto as Exhibits 2.1 and 99.2, respectively, and are incorporated herein by reference. The foregoing description of the Merger Agreement and the Voting Agreement is qualified in its entirety by reference to the full text of the Merger Agreement and the Voting Agreement.

A description of the relationship between Disney and Pixar, other than in respect of the Merger Agreement, is contained in Pixar’s Annual Report on Form 10-K for the fiscal year ended January 1, 2005 (the “Form 10-K”). The information contained in Item 1 “Business – Relationship with Disney” of the Form 10-K is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

For Additional Information:

This material is not a substitute for the prospectus/proxy statement Disney and Pixar will file with the Securities and Exchange Commission. Investors are urged to read the prospectus/proxy statement which will contain important information, including detailed risk factors, when it becomes available. The prospectus/proxy statement and other documents which will be filed by Disney and Pixar with the Securities and Exchange Commission will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to The Walt Disney Company, 500 South Buena Vista Street, Burbank, CA 91521-9722, Attention: Shareholder Services or by directing a request when such a filing is made to Pixar, 1200 Park Avenue, Emeryville, CA 94608.

Pixar, its directors, and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of Pixar and their ownership of Pixar stock is set forth in the proxy statement for Pixar’s 2005 annual meeting of shareholders. Investors may obtain additional information regarding the interests of such participants by reading the prospectus/proxy statement when it becomes available.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated January 24, 2006, by and among The Walt Disney Company, Lux Acquisition Corp., and Pixar.

99.1	Policies for Management of the Feature Animation Businesses.

99.2	Voting Agreement, dated January 24, 2006, by and between The Walt Disney Company and Steve Jobs.

99.3	Portion of Pixar’s Annual Report on Form 10-K for the fiscal year ended January 1, 2005 entitled “Item 1 – Business –Relationship with Disney.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pixar

DATE: January 26, 2006	By:	/s/ SIMON T. BAX
Simon T. Bax Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated January 24, 2006, by and among The Walt Disney Company, Lux Acquisition Corp., and Pixar.

99.1	Policies for Management of the Feature Animation Businesses.

99.2	Voting Agreement, dated January 24, 2006, by and between The Walt Disney Company and Steve Jobs.

99.3	Portion of Pixar’s Annual Report on Form 10-K for the fiscal year ended January 1, 2005 entitled “Item 1 – Business –Relationship with Disney.”